UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2015

CardioGenics Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 – Entry into Material Definitive Agreement

On November 4, 2015 CardioGenics Holdings Inc., a Nevada corporation (the “Company”), 2489528 Ontario Inc., an Ontario corporation and indirect subsidiary of the Company (“Acquisition Sub”), Plasticap Corporation, an Ontario corporation (“Plasticap”) and 1731861 Ontario Inc., an Ontario corporation (“173 Corp”) entered into an asset purchase agreement, dated as of November 2, 2015, pursuant to which Acquisition Sub will acquire all of the assets of Plasticap and 173 Corp (collectively, the “Sellers”) (the “Asset Purchase Agreement”).

In consideration for the sale of the assets by the Sellers, the Company shall issue to Sellers, or their nominees (i) a convertible debt instrument, in the original principal amount of ten million Canadian dollars (CDN$10,000,000), which shall bear interest at a rate of 8% (the “Convertible Debt”); (ii) twenty million (20,000,000) shares of the Company’s common stock, par value $0.00001 ( the “Common Stock”), which shares shall not be registered for resale by the Company and shall be subject to the rights and restrictions of Rule 144 of the Securities Act of 1933 (“Rule 144”); and (iii) a warrant to purchase ten million (10,000,000) shares of Common Stock, which warrant shall have a term of three (3) years, be exercisable on a net cashless basis at an exercise price of $0.50 per share, not be registered for resale by Buyer and be subject to the rights and restrictions of Rule 144 (the “Warrant”). In addition, Acquisition Sub will assume two million nine-hundred thousand Canadian dollars (CDN $2,900,000) in secured debt from Sellers (the “Secured Debt”) as part of the consideration.

The Asset Purchase Agreement contains customary representations and warranties from the parties. Acquisition Sub and 173 Corp also agreed to various post-closing undertakings described in Item 2.01 below.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On November 4, 2015 the Company, Acquisition Sub and the Sellers closed the sale and purchase of all of the assets of Sellers by Acquisition Sub, pursuant to the terms of the Asset Purchase Agreement. The assets acquired by Acquisition Sub comprised all of the assets of Sellers, which include, among others, the “Plasticap” trademark, all furnishings, fixtures and equipment related to Plasticap’s specialty cap and closure manufacturing business and all of the Sellers’ customer contracts, all as more particularly set forth in the Asset Purchase Agreement. The consideration paid for the assets pursuant to the Asset Purchase Agreement is as described in Item 1.01 above.

As part of the closing, Acquisition Sub and 173 Corp agreed to various post-closing undertakings, which are set forth in Appendix “A” of the Asset Purchase Agreement. These undertakings are as follows:

1.	173 Corp undertakes that by January 31, 2016 it shall pay all the outstanding indebtedness of Bibby Financial Services located at 4 Robert Speck Parkway, Unit 310, Mississauga, ON, L4Z 1S1.

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2.	Following the fulfilment of the undertaking specified in paragraph 1, which shall be considered fulfilled upon 173 Corp providing Acquisition Sub with a copy of the cheque payable to Bibby Financial Services for the full amount of the indebtedness, 173 Corp undertakes to provide Acquisition Sub, or as it directs, with a full and comprehensive release against any future claims Bibby Financial Services may have and a full indemnity against any future claims.

3.	Acquisition Sub undertakes to pay up to two hundred thousand Canadian dollars (CDN$200,000.00) in cash to the Canada Revenue Agency on account of any outstanding liabilities of 173 Corp and 2072906 Ontario Inc.

4.	Acquisition Sub undertakes that it will advance up to fifty thousand Canadian dollars (CDN$50,000) as a deposit against any outstanding claims Jacob Van Halteran may have through any security interests duly registered on any of the Sellers’ assets and that Sellers shall provide a full and comprehensive release of those security interests other than any rights that may be asserted under Schedule 2.3 of the Asset Purchase Agreement specifying any assumed liabilities.

5.	AFI will be paid fifty thousand Canadian dollars (CDN$50,000) against the debt in 173 Corp.

6.	Acquisition Sub undertakes to pay from earnings received from time-to-time from its primary customer contract, based on a calculation of 50% before interest, taxes, depreciation and amortization, amounts to reduce the principle amount of the Secured Debt to zero by December 31, 2018. In the event, a residual balance exists, a balloon payment will be made to complete the payment. After Acquisition Sub completes the payment obligation specified under this subparagraph 6, the Sellers undertake, acknowledge and agree that the Acquisition Sub shall have no further responsibility to make any further payments on the balance of the Secured Debt.

7.	Acquisition Sub and 1646813 Ontario Limited undertake to enter into a new lease agreement for the premises located at 177 Crosby Avenue, Richmond Hill, Ontario, effective November 2015, with an option for Acquisition Sub to purchase the premises on the following terms:

The term of the lease will be 5 years, with an option for an additional 5 years. Acquisition Sub has the option to acquire the building until January 15, 2016, through a purchase of all of the outstanding shares of 1646813 Ontario Limited, the owner of the real property and subject to refinancing the existing mortgages. In the event Acquisition Sub does not exercise the option, the lease shall remain in force for the duration of the lease and the Convertible Debt will be reduced by one million (CDN$1,000,000.00) Canadian dollars.

8.	Acquisition Sub has the option, within 45 days, to refinance and acquire the real property located at 166 Newkirk Road, Richmond Hill, Ontario, through a purchase of all of the outstanding shares of 2022331 Ontario Inc., the owner of the real property. In the event the option is not exercised, the Convertible Debt will be reduced by a further two million (CDN$2,000,000.00) Canadian dollars.

9.	Capmor has a dispute with 2072906 Ontario Limited regarding an expired lease of 3 machines and 1 mold. 2072906 Ontario Limited and 1646813 Ontario Limited warrant that Capmor will not interfere with the transaction involving 177 Crosby Avenue, outlined in subparagraph. 8 above. Furthermore, in the event of a settlement with Capmor, Acqusisition Sub has the first right to acquire the machines and mold on a fair market value basis.

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A press release issued by the Company in connection with the Asset Purchase Agreement is also included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated November 4, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
Name:	Yahia Gawad
Title:	Chief Executive Officer

Dated: November 9, 2015

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